SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement     [ ]     Confidential for Use of the
                                                Commission  Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-
        11(c) or Rule 14a-12


                       U.S. Mutual Financial Corporation

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

Title of each series of securities to which transaction applies:  N/A

(1) Aggregate number of securities to which transaction applies: N/A

(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(3) Proposed maximum aggregate value of transaction: N/A

(4) Total fee paid: N/A

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid: N/A

(2) Form. Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

                       U.S. MUTUAL FINANCIAL CORPORATION
---------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 28, 2004
---------------------------------------------------------------------------


To Our Shareholders:
         The 2004 Annual Meeting of Shareholders of U.S. Mutual Financial Corporation will be held at the Westin Hotel, 1500 Towne Center, Southfield, Michigan at 2:00 p.m. local time on Friday, May 28, 2004, for the following purposes:

          1. To elect three directors to serve for terms of one to three years or until their successors are duly elected and qualified.
          2. To approve a proposal to amend our Articles of Incorporation, as amended, to change our corporate name to "Jove Corporation".
          3. To approve a proposal to amend our Articles of Incorporation, to authorize 500,000 shares of serial preferred stock, which may be issued in one or more series from time to time as determined by our Board of Directors with such designations, preferences, privileges, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and other terms and conditions as the Board of Directors may determine.
          4. To approve a proposal to amend our Articles of Incorporation, to eliminate the personal liability of members of our Board of Directors to the extent permitted under Michigan law.
          5. To ratify the appointment of Virchow, Krause & Company, LLP as our independent auditors for the fiscal year ending December 31, 2004.
          6. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only shareholders of record at the close of business on April 22, 2004 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important.

     All shareholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, however, we urge you to complete, sign, date, and return the enclosed proxy as promptly as possible in the enclosed postage-paid envelope. If you attend the meeting, you may vote in person even if you previously have returned a proxy.

     Our company conducted only limited business operations between 1986 and 2003. In 2003, we sold our remaining significant asset and began to focus our resources on investing the proceeds of that sale and acquiring operating companies that we believe will provide above-average returns on investment to our shareholders. Please read our 2003 Annual Report to Shareholders, which is included with these proxy materials, for a detailed description of our current financial condition and plan of operations.

                           By Order of the Board of Directors

                           /s/ Clifton S. Crockatt

                           Clifton S. Crockatt
                           President, Chief Executive Officer, and Secretary
April 30, 2004

                               TABLE OF CONTENTS

ABOUT THE MEETING                                                              1
        What is the purpose of the Annual Meeting?                             1
        Who is entitled to attend and vote at the Annual Meeting?              1
        How do I vote?                                                         1
        What if I vote and then change my mind?                                1
        What are the recommendations of the Board of Directors?                2
        What constitutes a quorum?                                             2
        How are broker non-votes counted?                                      2
        What vote is required to approve each item?                            2
        Can I dissent or exercise rights of appraisal?                         3
        Who pays for this proxy solicitation?                                  3
        What other information is available?                                   3
PROPOSAL NO. 1:  ELECTION OF DIRECTORS                                         4
        General                                                                4
        Vote Required                                                          4
        Nominees                                                               4
        How are directors compensated?                                         5
        How often did the Board meet during fiscal 2003?                       5
        What committees has the Board established?                             5
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION                                  5
        Executive Officers                                                     5
        Executive Compensation Summary                                         5
        Compensation Pursuant to Stock Options                                 6
        Code of Ethics                                                         6
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                 6
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT                    7
        Equity Compensation Plan Information                                   8
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                        8
PROPOSAL NO. 2:  AMENDMENTS TO OUR ARTICLES OF INCORPORATION                   9
        Proposal to Authorize Serial Preferred Stock                          10
        Proposal to Eliminate Personal Liability of Directors                 11
        Vote Required; Effective Date of Amendments                           11
PROPOSAL NO. 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS          12
        Audit Fee                                                             12
        Audit Related Fees                                                    12
        Tax Fees                                                              12
        All Other Fees                                                        12
        Vote Required                                                         12
SHAREHOLDER PROPOSALS AND NOMINATIONS                                         13
OTHER MATTERS                                                                 13

                       U.S. MUTUAL FINANCIAL CORPORATION
                             3220 Coolidge Highway
                             Berkley, Michigan 48072
                                 (248) 542-6111

---------------------------------------------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 2004
---------------------------------------------------------------------------

        This Proxy Statement relates to the 2004 Annual Meeting of Shareholders of U.S. Mutual Financial Corporation. The Annual Meeting will be held on May 28, 2004 at 2:00 p.m. local time, at the Westin Hotel located at 1500 Towne Center, Southfield, Michigan, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy solicitation materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about April 30, 2004.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the election of three directors for terms of one to three years, three proposals to amend of our Articles of Incorporation, and ratification of our independent auditors for fiscal 2004. Following the meeting, members of our management will report on our most recent business activities and financial and operating results and will respond to questions from shareholders.

Who is entitled to attend and vote at the Annual Meeting?

        Only shareholders of record at the close of business on the record date, April 22, 2004, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting. At the close of business on April 22, 2004, there were 6,472,464 shares of our common stock, par value $1.00 per share, issued, outstanding, and entitled to vote. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on each matter to be voted on at the meeting. You may not cumulate votes in the election of directors.

How do I vote?

         You may vote on matters to come before the meeting by either (i) attending the meeting and casting your vote in person; or (ii) completing, dating, and signing the enclosed proxy card and returning it to us in the postage-paid envelope enclosed for your convenience. If you do vote by proxy, you will authorize the individuals named on the proxy card, referred to as the proxy holders, to vote your shares according to your instructions. If you do not provide instructions on the proxy card, the proxy holders will vote your shares according to the recommendations of the Board of Directors, as described below.

What if I vote and then change my mind?

         You may revoke your proxy at any time before it is exercised by either
(i) filing with our company's Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

What are the recommendations of the Board of Directors?

        Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote "FOR" the election of nominees for director as set forth in this Proxy Statement, "FOR" approval of each of the proposals to amend our Articles of Incorporation, and "FOR" ratification of our auditors for fiscal 2004.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions or broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

How are broker non-votes counted?

         If your shares are held by your broker in "street name," you are receiving a voting instruction form from your broker or the broker's agent asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. No postage is necessary if mailed in the United States.

         If you do not instruct your broker how to vote, your broker may vote your shares at its discretion on some matters, but may not be permitted to exercise voting discretion on certain matters. Votes as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority are referred to as "broker non-votes." The effect of a broker non-vote on each matter to be voted upon at the meeting is described below under "What vote is required to approve each item?"

What vote is required to approve each item?

        Election of directors. Election of a director requires the affirmative votes of the holders of a plurality of the votes cast at a meeting by the shares of our common stock present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. The three persons receiving the greatest number of votes will be elected as directors. Shareholders may not cumulate votes in the election of directors. Since only affirmative votes count for this purpose, a properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

         Amendments to our Articles of Incorporation. The approval of each of the proposed amendments to our Articles of Incorporation will require the affirmative vote of the holders of a majority of our outstanding shares of common stock. A properly executed proxy marked "ABSTAIN" with respect to any or all of these proposals will not be voted, although it will be counted for purposes of whether there is a quorum at the meeting. Because approval of the proposed amendments requires the affirmative vote of all of our outstanding shares of common stock, abstentions and broker non-votes will have the effect of votes against a proposal to amend our Articles of Incorporation.

         Ratification of auditors. Ratification of Virchow, Krause & Company, LLP as our auditors for fiscal 2004 requires the affirmative vote of a majority of the votes cast at the meeting by shares of our common stock present in person or represented by proxy and entitled to vote at the meeting. A properly executed proxy marked "ABSTAIN" with respect to this proposal will not be voted, although it will be counted for purposes of whether there is a quorum at the meeting. Because ratification of our auditors requires the approval of a majority of the votes cast on the proposal, abstentions and broker non-votes will have no effect on the outcome of the vote on this matter.

Can I dissent or exercise rights of appraisal?

        Under Michigan law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

        Our company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional solicitation materials furnished our shareholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to the beneficial owners. In addition, we may reimburse brokerage firms and other persons that represent beneficial owners of shares for expenses they may incur in forwarding solicitation materials to the beneficial owners. Some of our directors or officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.

What other information is available?

        Our 2003 Annual Report to Shareholders, which was mailed to shareholders with or preceding this Proxy Statement, contains financial and other information about our company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        We will provide upon written request, without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the SEC, to each shareholder of record as of the record date. We also will furnish any exhibits listed in the Form 10-KSB upon request at the actual expense that we incur in furnishing such exhibits. Any such requests should be directed to our company's Secretary at the address for our executive offices, as set forth in this Proxy Statement.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

         A board of three directors is to be elected at the Annual Meeting. All of the nominees currently are directors of our company. Our Articles of Incorporation divide the directors into three classes and, unless you instruct otherwise on the proxy, the shares represented by the enclosed proxy will be voted for the election of the three nominees named below as directors to serve for the terms indicated below, or until their successors have been duly elected and qualified. In the event that any nominee is unable or declines to serve as a director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

Vote Required

         If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected to the Board of Directors. The Board of Directors recommends a vote "FOR" election of each of the director nominees.

Nominees

         The names of the nominees and certain information about them are set forth below:

Name of Nominee           Class    Term Ending     Age  Title

Stephen Lange Ranzini      II        2006          39   Chairman of the Board
Clifton S. Crockatt       III        2007          50   President, Chief
                                                        Executive Officer,
                                                        Secretary, and Director
Richard J. Guziatek         I        2005          71   Director

     Stephen Lange Ranzini has served as the Chairman of the Board of our company since December 2003. Mr. Ranzini currently serves as the President and Chief Executive Officer of University Bancorp, Inc. Mr. Ranzini has served as a director of and held various senior management positions with University Bancorp since July 1988. Mr. Ranzini also has served as Chairman and President of Michigan BIDCO, Inc., a community development lending organization, since December 2002 and served as Treasurer and a director of Michigan BIDCO from May 1993 until December 2002. See "Certain Relationships and Related Transactions." In addition, Mr. Ranzini has served as (a) Chairman and President of Northern Michigan Foundation, a non-profit community development organization that shares common management with Michigan BIDCO, since December 2002 and served as Treasurer and a director of Northern Michigan Foundation from December 1995 until December 2002; (b) a director of CityFed Financial Corp., a former savings and loan holding company, since July 1991; and (c) a director of Newco Bancorp, a CEDAR reporting financial services company based in Toronto, Canada, since May 1997.

     Clifton S. Crockatt has served as our President, Chief Executive Officer, and Secretary and as a director of our company since September 1986. Mr. Crockatt served as our Chief Financial Officer from February 1986 until January 1990. Mr. Crockatt has served as a managing member of CCG Partners, LLC (and its predecessors), a merchant banking and business consulting firm, since 1998. CCG Partners provides management services to our company. See "Certain Relationships and Related Transactions."

     Richard J. Guziatek has served as a director of our company since April 1983. Mr. Guziatek was employed by Ford Motor Company from 1951 until his retirement in 1997. Mr. Guziatek also served as a Trustee of United States Mutual Real Estate Investment Trust from May 1972 until the Trust's merger with our company in August 1983.

         In December 2003, LYRE, LLC acquired 801,840 shares of our common stock from John E. Quinlan, Jr., a member of our Board of Directors, and certain members of Mr. Quinlan's family. Contemporaneous with the acquisition of such shares by LYRE, Mr. Quinlan resigned from the Board of Directors. Immediately thereafter, the Board of Directors appointed Stephen Lange Ranzini to fill the vacancy created by Mr. Quinlan's resignation.

Because Clifton S. Crockatt and Stephen Lange Ranzini directly or indirectly are members of LYRE, LYRE now controls two of the three seats on the Board of Directors.

How are directors compensated?

         We paid our directors $500 per meeting during 2002 and 2003. Certain directors who perform services that require significant amounts of time beyond that required of other directors are entitled to consulting fees that are approved by the Board of Directors. In addition, CCG Partners, LLC managed all the activities of our company and provided corporate offices during 2002 and 2003. CCG Partners is jointly owned by Clifton S. Crockatt, our President and Chief Executive Officer, and Dennis M. Agresta, our Senior Vice President - Finance and Treasurer. See "Certain Relationships and Related Transactions."

How often did the Board meet during fiscal 2003?

        The Board of Directors met two times during 2003. Each of our directors attended both of the meetings of the Board of Directors held in 2003.

What committees has the Board established?

        Our Board of Directors currently does not maintain any standing committees. The Board of Directors currently serves as our company's audit committee although it is not required to as a result of the fact that our common stock is not considered a "listed security," as defined in Rule 10A-3 of the Exchange Act. We have not identified an "audit committee financial expert," as defined under Item 401 of Regulation S-B. Once we retain a qualified independent member of our Board of Directors, the Board of Directors intends to appoint that individual as its audit committee financial expert. The function of nominating directors is carried out by the entire Board of Directors.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

        Our management consists of the following executive officers, in addition to Stephen Lange Ranzini, our Chairman of the Board, and Clifton S. Crockatt, our President, Chief Executive Officer, and Secretary, both of whom are named above as directors.

        Name                 Age   Position
        Dennis M. Agresta    45    Senior Vice President - Finance and Treasurer
        Nicholas Fortson     47    Chief Financial Officer

     Dennis M. Agresta has served as our Senior Vice President - Finance and Treasurer since December 2003. Mr. Agresta has served as a managing member of CCG Partners, LLC (and its predecessors), a merchant banking and business consulting firm, since 1998. CCG Partners provides management services to our company. See "Certain Relationships and Related Transactions."

     Nicholas Fortson has served as our Chief Financial Officer since December 2003. Mr. Fortson has served as Chief Executive Officer of University Bank in Ann Arbor, Michigan, since in January 2004 and served as Chief Financial Officer of University Bank from May 2000 to January 2004. Prior to that, Mr. Fortson served as President of New South Africa Pizza Company from June 1996 to May 2000.

Executive Compensation Summary

     The following table sets forth the total compensation for the fiscal years ended December 31, 2001, 2002, and 2003 paid to our Chief Executive Officer. We did not pay any of our other executive officers $100,000 or more during those periods.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation
Name and Principal Position        Year        Salary ($)(1)        Bonus ($)
Clifton S. Crockatt, President,
Chief Executive Officer,
and Secretary                    2003           $182,425             $0
                                 2002           $145,015             $0
                                 2001           $179,837             $0
-------------------------

(1) We do not directly compensate Mr. Crockatt. Instead, we pay consulting and management fees to CCG Partners, LLC, of which Mr. Crockatt is a 50% owner and a managing member. The amounts set forth above represent the total amount we paid to CCG Partners during the periods indicated. These amounts do not reflect Mr. Crockatt's actual compensation from CCG Partners, which may be greater than or less than the amount shown. See "Certain Relationships and Related Transactions."

Effective January 1, 2004, we changed the manner in which we compensate our executive officers. We now pay (1) $4,000 per month to CCG Partners, LLC, which in turn compensates Clifton S. Crockatt and Dennis M. Agresta for their services to our company, and (2) $4,000 per month to University Bank, which in turn compensates Stephen Lange Ranzini and Nicholas Fortson for their services to our company.

Compensation Pursuant to Stock Options

         We did not grant any options to any of our executive officers during the fiscal year ended December 31, 2003. During the fiscal year ended December 31, 2003, there were no outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of our officers, directors or employees.

Code of Ethics

         We have not yet adopted a code of ethics that applies to our principal executive officer and principal financial and accounting officer due to (a) our lack of resources, and (b) the limited nature of our business activities and financial and accounting transactions until recently. We intend to adopt a code of ethics as soon as practicable, given the current size and nature of our business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         CCG Partners, LLC managed all of the activities of our company and provided corporate offices for our company during 2002 and 2003. CCG Partners is jointly owned by Clifton S. Crockatt, our President and Chief Executive Officer, and Dennis M. Agresta, our Senior Vice President - Finance and Treasurer. We paid CCG Partners management and consulting fees totaling $145,015 in fiscal 2002 and $182,425 in fiscal 2003.

     Richard J. Guziatek, a director of our company, provided consulting services to our company for which he was paid $5,000 during fiscal 2003.

     John E. Quinlan, Jr. a former director of our company, provided consulting services to our company for which he was paid $5,000 in 2002 and $16,810 in 2003. Mr. Quinlan resigned as director in December 2003.

     We had funds deposited in University Bank, Ann Arbor, Michigan, totaling $939,026 at December 31, 2003. Stephen Lange Ranzini, our Chairman of the Board, is the Chairman and controlling shareholder of University Bank.

     We are in the process of completing the acquisition of 100% of the outstanding stock of each of West Pier Corporation and Michigan BIDCO, Inc. from
(1) Stephen Lange Ranzini, our Chairman of the Board, (2) certain members of Mr. Ranzini's family, (3) University Bancorp, Inc., of which Mr. Ranzini is President and Chief Executive Officer, and (4) an unrelated party. As of the mailing date of this Proxy Statement, we have issued

1,952,210 shares of our common stock, a $600,000 secured promissory note, and contingent and unsecured promissory notes totaling $923,846 to the selling shareholders of the acquired companies, as follows:

                                                      Principal amount        Principal amount of
                              Number of shares of       of secured        contingent and unsecured
Name                          our common stock        promissory note        promissory note

Stephen Lange Ranzini            793,152                    -                $308,450.82
Clare Family Trust               306,374                    -                 369,685.25
Mildred Lange Ranzini            320,107                    -                  32,609.08
Mildred Lange Ranzini Trust       46,311                    -                 213,100.85
Dr. Joseph Lange Ranzini         155,473                    -                     -
Dr. Angela Ranzini               145,549                    -                     -
Ranzini Family Trust              33,079                    -                     -
University Bancorp, Inc.         152,165              $600,000.00                 -
                               ---------              -----------            -----------
Total                          1,952,210              $600,000.00            $923,846.00
                               =========              ===========            ===========


        The shares of common stock and the contingent and unsecured promissory notes currently are held in escrow pending the closing of the West Pier and Michigan BIDCO acquisitions. Stephen Lange Ranzini, Clare Family Trust, Mildred Lange Ranzini, Mildred Lange Ranzini Trust, Dr. Joseph Lange Ranzini, Dr. Angela Ranzini, and Ranzini Family Trust have contributed the shares issued to them in these transactions to LYRE, LLC in exchange for additional membership interests in LYRE. Pursuant to the terms of the escrow agreement, (1) LYRE has the right to vote the 1,800,045 shares of common stock issued in LYRE's name and held in escrow pending completion of the acquisitions and (2) University Bancorp has the right to vote the 152,165 shares of common stock issued in University Bancorp's name and held in escrow pending completion of the acquisitions. See "Security Ownership of Principal Shareholders and Management."

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 22, 2004, with respect to
(a) each of our directors and executive officers, (b) all of the directors and executive officers as a group, and (c) any other person known by us to beneficially own more than five percent of our common stock:


                                          Shares Beneficially Owned
Name                                      Number(2)        Percent (2)

Directors and Officers (1):
Stephen Lange Ranzini                    2,754,050 (3)         42.6%
Clifton S. Crockatt                      2,751,885 (4)         42.5%
Dennis M. Agresta                        2,614,460 (5)         40.4%
Richard J. Guziatek                          3,015               *
Nicholas Fortson                                 0               *
All directors and executive officers
 as a group (five persons)               2,919,640             45.1%

Non-Management 5% Beneficial Owners:
LYRE, LLC (6)                            2,601,885             40.2%
-----------------------------
* Less than 1% of the outstanding common stock.

(1) The address of each such person is c/o U.S. Mutual Financial Corporation, 3220 Coolidge Highway, Berkley, Michigan 48072. (2) Based on 6,472,464 shares outstanding as of April 22, 2004.
(3) Represents 2,601,885 shares held by LYRE, LLC, of which Mr. Ranzini is a member (see footnote 6) and 152,165 shares held by University Bancorp, of which Mr. Ranzini is President and Chief Executive Officer.

Mr. Ranzini disclaims beneficial ownership of all shares of common stock held by LYRE and University Bancorp except to the extent that his individual interest in such shares arises from his interest in such entities.
(4) Represents (a) 150,000 shares held by Mr. Crockatt and (b) 2,601,885 shares held by LYRE, LLC. Mr. Crockatt is a 50% owner and managing member of CCG Partners, LLC, which is a member of LYRE. (See footnote 6.) Mr. Crockatt disclaims beneficial ownership of all shares of common stock held by LYRE except to the extent that his individual interest in such shares arises from his interest in CCG Partners, as a member of LYRE.
(5)Represents (a) 12,575 shares held by Mr. Agresta and (b) 2,601,885 shares held by LYRE, LLC. Mr. Agresta is a 50% owner and managing member of CCG Partners, LLC, which is a member of LYRE. (See footnote 6.) Mr. Agresta disclaims beneficial ownership of all shares of common stock held by LYRE except to the extent that his individual interest in such shares arises from his interest in CCG Partners, as a member of LYRE.
(6) The address of LYRE, LLC is 3220 Coolidge, Berkeley, Michigan 48072. In addition to Stephen Lange Ranzini, Clifton S. Crockatt, and Dennis M. Agresta, the following persons are members of LYRE (or in control of certain of the members of LYRE) and may be deemed to be the beneficial owner of the shares held by LYRE: CCG Partners, LLC, Newco Bancorp, Inc., Mildred Lange Ranzini, Dr. Angela Ranzini, Dr. Joseph Lange Ranzini, Clare Children's Trust, Catherine Ranzini Clare, Clare Family Trust, Mildred Lange Ranzini Trust, and Ranzini Family Trust. Each of such persons disclaims beneficial ownership of all shares held by LYRE except to the extent that his, her, or its individual interest in such shares arises from his, her, or its respective interest in LYRE.

Equity Compensation Plan Information

     We previously maintained the 1984 Restricted Stock Award Plan, a non-statutory stock option plan, and the 1984 Stock Option Plan. Each of these prior equity plans has since expired and there currently are no awards outstanding that may have been previously granted under these plans. We currently do not maintain any equity compensation plans and there are no shares of common stock currently authorized for issuance under any equity compensation plans.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file reports disclosing ownership and changes in ownership with the Securities and Exchange Commission. Because we were delinquent in making filings with the SEC under the Exchange Act, our directors, officers, and 10% shareholders were precluded by the SEC's EDGAR system from filing their reports as required by Section 16 of the Exchange Act until we filed our Form 10-KSB for the year ended December 31, 2003, with the SEC on April 1, 2004. The following persons made the following required filings with the SEC during April 2004:

  * Clifton S. Crockatt:  Form 3; Form 5 to disclose three transactions.
  * Stephen Lange Ranzini:  Form 3.
  * Dennis M. Agresta:  Form 3.
  * Nicholas Fortson:  Form 3.
  * Richard J. Guziatek: Form 5 disclosing late Form 3 beneficial ownership and two transactions.
  * CCG Partners, LLC:  Form 3.
  * Lyre, LLC, Newco Bancorp, Inc., Mildred Lange Ranzini, Dr. Angela Ranzini, Dr. Joseph Lange Ranzini, Clare Children's Trust, and Catherine Ranzini
    Clare:  Joint filing on Form 3.

         We have implemented a program that is intended to ensure that directors, officers, and 10% shareholders comply with their Section 16 filing requirements on a timely basis in the future.

          PROPOSAL NO. 2: AMENDMENTS TO OUR ARTICLES OF INCORPORATION

     Our Board of Directors has unanimously approved three proposals to amend our Articles of Incorporation. The text of the proposed amendments is set forth in Appendix A to this Proxy Statement. Following approval of the proposed amendments, we plan to file a Certificate of Amendment reflecting those amendments that have been approved by shareholders. The Board of Directors unanimously recommends a vote "FOR" approval and adoption of the three proposed amendments to our Articles of Incorporation.

Proposal to Change Our Corporate Name

     Our company was originally formed in 1983 as U.S. Mutual Financial Corp. We amended our Articles of Incorporation in 1984 to change our name to U.S. Mutual Financial Corporation. Until November 1985, we primarily operated our business through USM Savings Bank, F.A. ("USMSB"), and its mortgage banking subsidiary. On November 26, 1985, the Federal Home Loan Bank Board declared USMSB insolvent and appointed the Federal Savings and Loan Insurance Corporation ("FSLIC") as the receiver. FSLIC seized all of the assets and assumed all of the liabilities of USMSB and transferred substantially all of such assets and liabilities to a newly organized federal mutual savings and loan association that had no relationship with our company.

     Beginning in 1986, our management implemented a corporate restructuring, which continued through 2003, to position our company for future recapitalization through direct capital investment and/or mergers and acquisitions. Between 1986 and December 31, 2003, our activities were limited to liquidating our portfolio of land contracts, developed and undeveloped real estate, and other assets to enable us to pay our obligations and to accumulate cash reserves in order to position our company to resume operations by acquiring other businesses. During this time, we also prevailed in or settled all of the legal proceedings in which our company was involved.

     On June 18, 2003, we sold our remaining significant asset, a 59.49 acre parcel of undeveloped real estate in the Township of Chesterfield, Macomb County, Michigan, for approximately $2.1 million. After payment of expenses of sale and loans on the real estate, we received aggregate net proceeds of $1,570,564. Those proceeds consisted of (a) $1,120,064 in cash and (b) a $450,500, or 26.5%, participation in a $1,700,000 promissory note.

     Subsequent to the sale of the real estate, we began to focus our resources on investing the proceeds from the sale of the real estate and acquiring operating companies that we believe will provide opportunities for above-average returns on investment to our shareholders. We plan to use the proceeds from the sale of the real estate, additional shares of our capital stock, debt, or combinations thereof to make such investments and acquisitions. We cannot provide assurance, however, that we will identify and consummate any investment or acquisition opportunities in the future or that any investments or acquisitions that we do make will be profitable for our company.

     In late 2003 and early 2004 we made two investments with a portion of the proceeds from the sale of real estate. The pending acquisitions of West Pier Corporation and Michigan BIDCO, Inc., as described under "Certain Relationships and Related Transactions," are our next anticipated transactions. We are actively seeking other investment opportunities and operating companies that we can acquire and operate.

     We are proposing to change our name to "Jove Corporation". We believe that our current name, U.S. Mutual Financial Corporation, is too closely related to our company's discontinued business operations and too narrowly describes the nature of our company's current and proposed businesses in the minds of investors and the general public. The Board of Directors believes that our company and its investors will benefit from a name that is short, easy to remember, and upon which we can build an identity as we acquire operating companies. The Board of Directors therefore adopted the proposal to change our name to "Jove Corporation", which the Board of Directors believes reflects more favorably on our current business strategy and focus and will provide us with a more favorable perception in the public markets.

        The change of our company's name will not affect in any way the validity or transferability of our outstanding common stock, the certificates for our common stock, or our capitalization or corporate structure. Shareholders will not be required to surrender or exchange certificates representing shares of our common stock for new certificates bearing the new corporate name. Following the effective date of the change of our name, we will overprint all new stock certificates that we issue with the new corporate name.

Proposal to Authorize Serial Preferred Stock

        Our Articles of Incorporation currently authorize for issuance 15,000,000 shares of common stock, but do not authorize the issuance of any shares of serial preferred stock. Our Board of Directors believes that, in certain instances, it would be advantageous to our company and its shareholders to have the flexibility to issue shares of serial preferred stock instead of common stock or debt securities in order to raise capital, make acquisitions, or for other purposes. We recognize that we may not be able to issue additional shares of common stock at certain times as a result of market conditions or lack of market demand. We also may not be able to, and we do not desire to, raise the entire amount of funds needed to operate and expand our company from additional borrowings. Our Board of Directors believes that the ability to issue one or more series of preferred stock would provide a new source of capital and enhance our ability to make acquisitions.

        The proposed amendment to our Articles of Incorporation would authorize the Board of Directors to approve the issuance of one or more series of serial preferred stock and to establish the terms for such serial preferred stock as the Board of Directors may deem appropriate. No further shareholder approval would be required for the authorization and issuance of such serial preferred stock unless otherwise required by applicable laws or by the rules of a stock exchange or trading market on which our securities may be traded in the future. As described below, those terms may include preferential dividend rights, voting rights, and liquidation rights. The Board of Directors believes that this flexibility is necessary in order to enable it to tailor the specific terms of any series of serial preferred stock that may be issued to meet market conditions and financing or acquisition opportunities as they arise without the expenses, delay, and uncertainty that may be encountered in calling a meeting of our shareholders to approve the terms of any specific series of serial preferred stock. The Board of Directors also believes that, as a practical matter in today's financial markets, it seldom is practicable to delay potential issuances of serial preferred stock for the period that would be necessary to obtain shareholder approval of any particular series of serial preferred stock.

        The Board of Directors will have broad discretion with respect to designating and establishing the terms of each series of serial preferred stock prior to its issuance. Under the proposed amendment, the Board of Directors will have authority to set the dividend rate, if any, time of payment, and whether dividends are cumulative on any shares of serial preferred stock. As a result, the holders of serial preferred stock may receive payment of dividends from our company at times when no dividends are paid on our common stock or the amount of any dividends paid on our common stock is lower than the amount paid on such serial preferred stock. The Board of Directors also will have authority to determine whether any shares of serial preferred stock will have voting rights in addition to the voting rights provided by law and, if so, the extent of such rights, including the right to elect one or more members of our Board of Directors at all times or upon non-payment of dividends for a specified period of time. Under the proposed amendment, the Board of Directors also will have authority to determine

  * whether shares of a series will be redeemable and, if so, the redemption price, sinking fund provisions, and other terms and conditions for redemption;
  * whether shares of a series will be convertible into or exchangeable for shares of common stock or any other preferred stock and, if so, the terms and conditions of such conversion or exchange; and
  * the liquidation rights of such shares in the event of liquidation, dissolution, or winding up of our company, which may be prior in right of payment to the rights of holders of common stock.

     Our company currently does not have any plans to issue shares of serial preferred stock. The Board of Directors believes, however, that the ability to issue serial preferred stock may be helpful in structuring financings or acquisitions in the future for the reasons described above.

     In deciding whether to issue additional shares of common stock or shares of serial preferred stock, the Board of Directors will carefully consider the terms of such capital stock and the effect of the issuance on the operating results of our company and its existing shareholders. With the exception of stock dividends, issuances of common stock or one or more series of serial preferred stock may result in dilution to existing shareholders. In addition, issuance of common stock or serial preferred stock could be used to discourage or make more difficult a business combination or an attempt to obtain control of our company that is not approved by our Board of Directors, even when those attempts may be in the best interests of some or all of our shareholders. In addition, certain provisions in our Articles of Incorporation relate to business combinations with interested shareholders. These provisions may create a potential restraint on takeovers or other changes in control of our company. The Board of Directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests or other changes in control of our company and, except for the recent acquisitions of our common stock by LYRE, LLC and its affiliates, we are not aware of any specific effort to accumulate our common stock or to obtain control of our company by means of a merger, tender offer, solicitation, or otherwise.

Proposal to Eliminate Personal Liability of Directors

        Section 209(c) of the Michigan Business Corporation Act, or "BCA," provides that the articles of incorporation of a Michigan corporation may include a provision that eliminates or limits the directors' liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director. The BCA, however, does not permit a corporation to limit the liability of directors for

  * the amount of a financial benefit received by a director to which he or she is not entitled;
  * intentional infliction of harm on the corporation or its shareholders;
  * dividends, distributions, or loans in violation of Section 551 of the BCA;
    or
  * an intentional criminal act.

        Our Articles of Incorporation currently do not include a provision that limits the personal liability of directors as permitted under Section 209(c) of the BCA. The Board of Directors plans to seek additional qualified persons to serve as directors of our company as we execute our business strategy to make strategic investments in other companies and to acquire and operate other businesses. The Board of Directors believes that adding a provision to our Articles of Incorporation that eliminates the personal liabilities of our directors, to the extent permitted by the BCA, will be necessary to enable our company to attract and retain qualified individuals to serve as directors of our company.

        For these reasons, our Board of Directors unanimously approved a proposal to amend our Articles of Incorporation to eliminate the personal liability of any director of our company to our company or our shareholders for money damages for any action taken or failure to take any action as a director of our company, to the fullest extent allowed by the BCA. If the shareholders approve the proposed amendment, then, under the BCA, directors of our company will be liable to our company or our shareholders only for (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) an intentional infliction of harm on our company or our shareholders; (c) certain unlawful dividends, distributions, or loans; and (d) an intentional criminal act. The effect of these provisions is to eliminate the rights of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through (d) above. These provisions, however, do not limit or eliminate the rights of our company or any shareholders to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director's duty of care.

Vote Required; Effective Date of Amendments

        The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date and present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve each of the foregoing amendments to our Articles of Incorporation. Because approval of the amendments to our Articles of Incorporation require the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes cast against a proposal at the Annual Meeting.

         If the shareholders approve the proposed amendments, they will become effective upon the filing of the Certificate of Amendment with the Bureau of Commercial Services - Corporation Division of the Michigan Department of Labor and Economic Growth. Assuming our shareholders approve the proposed amendments, we intend to file the Certificate of Amendment as soon as practicable after the Annual Meeting.

         If, in the judgment of the Board of Directors, any circumstances exist that would make any or all of the amendments inadvisable then, notwithstanding approval of the proposed amendments by the shareholders, the Board of Directors may abandon some or all of the amendments, either before or after approval of the proposed amendments by the shareholders and at any time prior to the filing of the Certificate of Amendment. Under Michigan law, shareholders will not be entitled to appraisal rights with respect to the proposed amendments to our Articles of Incorporation.

      PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Our Board of Directors has appointed Virchow, Krause & Company, LLP, independent public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2004, and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. We anticipate that representatives of Virchow, Krause & Company, LLP will be present at the meeting. These representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

         Our Board of Directors currently performs the duties of an audit committee. The Board of Directors will evaluate and approve in advance the scope and cost of the engagement of an auditor before the auditor renders audit and non-audit services. We currently do not rely on pre-approval policies and procedures.

Audit Fee

         We did not obtain audits of our financial statements during fiscal years 2002 and 2003. Accordingly, we did not incur any billed audit fees for these years.

Audit Related Fees

         There were no fees for other audit related services billed in our last two fiscal years.

Tax Fees

         There were no fees for tax compliance, tax advice, and tax planning billed in our last two fiscal years.

All Other Fees

         There were no other aggregate fees billed in either of our last two fiscal years for products and services provided by a principal accountant.

Vote Required

         The affirmative vote of a majority of the votes cast by shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Virchow, Krause & Company, LLP to audit our financial statements for the year ending December 31, 2004.

The Board of Directors recommends a vote "FOR" approval of the proposal to ratify the appointment of Virchow, Krause & Company, LLP as our independent auditors for the year ending December 31, 2004.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     To be considered for inclusion in our proxy materials relating to our 2005 Annual Meeting, shareholder proposals must be received at our principal executive offices by January 1, 2005, which is 120 calendar days prior to the anniversary of the mailing date for this year's proxy materials. All shareholder proposals must be in compliance with applicable laws and regulations, including Rule 14a-8 under the Exchange Act, in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2005 Annual Meeting.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, our Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.
                              U.S. Mutual  Financial  Corporation
                              /s/ Clifton S. Crockatt
                              Clifton S. Crockatt
                              President, Chief Executive Officer, and Secretary

April 30, 2004

                                   APPENDIX A

                           PROPOSED AMENDMENTS TO THE
                           ARTICLES OF INCORPORATION

                                   "ARTICLE I

               The Name of the Corporation is: JOVE CORPORATION."

                                  "ARTICLE III

         3.1 The Corporation shall have authority to issue a total of 15,500,000 shares of capital stock, consisting of:

          (a) 15,000,000 shares of common stock, par value $1.00 per share; and
          (b) 500,000 shares of serial preferred stock, par value $0.01 per share.

         3.2 Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders. Issued and outstanding shares of serial preferred stock will entitle the holders thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

         3.3 The Board of Directors is authorized, by adopting one or more resolutions and filing a certificate pursuant to the applicable law of the State of Michigan, to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges, voting, and other powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                i. The serial  designation and authorized number of shares;
                ii. The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

                iii. The amount or amountsto be  received  by the  holders
of  such  series  in  the  event  of  voluntary  orinvoluntary   dissolution  or
liquidation of the Corporation;

                iv. The price or prices at which shares of such series may be redeemed and any terms, conditions, and limitations upon such redemption;

                v. Any sinking fund provisions for redemption or purchase of shares of such series; and

                vi. The terms and conditions, if any, on which shares of such series may be converted into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

     Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefore, at such rates, payable at such times, and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. Each issued and outstanding share of serial preferred stock will entitle the holder thereof only to those votes, if any, or to voting rights on certain matters and in certain circumstances, that may expressly be fixed as provided in resolutions of the board of directors duly filed pursuant to the applicable law of the State of Michigan and authorizing the respective series thereof as set forth in this Article.

         3.4 Preferred stock of any seriesredeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the status of authorized but unissued serial preferred stock unless otherwise provided herein or in resolutions of the Board of Directors duly filed pursuant to the applicable law of the State of Michigan and authorizing the issuance of the shares.

         3.5 All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series."

                                  "ARTICLE XII

     The personal liability of any director of the Corporation to the Corporation or its shareholders for monetary damages as a director is hereby eliminated to the fullest extent allowed by the Michigan Business Corporation Act. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

FORM OF PROXY

                       U.S. MUTUAL FINANCIAL CORPORATION

                 Annual Meeting of Shareholders-- May 28, 2004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on May 28, 2004 and the Proxy Statement, and appoints Stephen Lange Ranzini and Clifton S. Crockatt, and each of them, the proxy of the undersigned, with full power of substitution to vote all shares of common stock of U.S. Mutual Financial Corporation (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Westin Hotel, 1500 Towne Center, Southfield, Michigan on May 28, 2004 at 2:00 p.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.      Election of Directors

[  ]    FOR ALL                          Stephen Lange Ranzini
[  ]    WITHHOLD ALL                     Clifton S. Crockatt
[  ]    FOR ALL EXCEPT                   Richard J. Guziatek
        (See instructions below)



To withhold authority to vote for fewer than all of the nominees, mark "For All Except" and write the nominee's name in the list below.



2. To amend the Articles of Incorporation to               FOR AGAINST ABSTAIN
change the Company's name to                               [ ]   [ ]     [ ]
"Jove Corporation."

3. To amend the Articles of Incorporation                  FOR AGAINST ABSTAIN
to authorize 500,000 shares of serial                      [ ]   [ ]     [ ]
preferred stock.

4. To amend the Articles of Incorporation                  FOR AGAINST ABSTAIN
to eliminate the personal liability of members             [ ]   [ ]     [ ]
of the Company's Board of Directors to the extent permitted under Michigan law.

5. To ratify the appointment of Virchow, Krause            FOR AGAINST ABSTAIN
& Company,LLP as the Company's                             [ ]    [ ]    [ ]
independent auditors for the year ending
December 31, 2004.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, THE PROXIES WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, THE PROXIES WILL VOTE THEM "FOR" PROPOSAL 1, 2, 3, 4, 5, AND 6 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

               Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

                                ---------------------------   -----------, 2004
                                Signature                     Date


                                ---------------------------  -----------, 2004
                                Signature (Joint Owners)      Date